Exhibit 10.1

GOLFSMITH INTERNATIONAL HOLDINGS, INC.

2006 INCENTIVE COMPENSATION PLAN

RESTRICTED STOCK UNIT AWARD AGREEMENT

This Restricted Stock Unit Award Agreement (the “Agreement”) is made, effective as of                            (the “Grant Date”), by and between Golfsmith International Holdings, Inc, (the “Company”) and                                (the “Participant”).

RECITALS:

WHEREAS, the Company has adopted the Golfsmith International Holdings, Inc. 2006 Incentive Compensation Plan (the “Plan”) pursuant to which Restricted Stock Units may be granted; and

WHEREAS, the Committee has determined that it is in the best interests of the Company and its stockholders to grant the award of Restricted Stock Units provided for herein  (the “Restricted Stock Unit Award”) to the Participant in recognition of the Participant’s services to the Company, such grant to be subject to the terms set forth herein.

NOW, THEREFORE, in consideration for the mutual covenants hereinafter set forth, the parties hereto agree as follows:

1.                                      Grant of Restricted Stock Unit Award.  Pursuant to Section 8.1 of the Plan, the Company hereby grants to the Participant on the Grant Date, in the aggregate,                    Restricted Stock Units on the terms and conditions set forth in this Agreement and as otherwise provided in the Plan.  Such Restricted Stock Units shall be credited to a separate account maintained for the Participant on the books of the Company (the “Account”).  On any given date, the value of each Restricted Stock Unit comprising the Restricted Stock Unit Award shall equal the Fair Market Value of one Share.  The Award shall vest and settle in accordance with Section 3 hereof.

2.                                      Incorporation by Reference.  The provisions of the Plan are hereby incorporated herein by reference.  Except as otherwise expressly set forth herein, this Agreement shall be construed in accordance with the provisions of the Plan and any capitalized terms not otherwise defined in this Agreement shall have the definitions set forth in the Plan.  The Committee shall have the authority to interpret and construe the Plan and this Agreement and to make any and all determinations thereunder, and its decision shall be binding and conclusive upon the Participant and his/her legal representative in respect of any questions arising under the Plan or this Agreement.

3.                                      Terms and Conditions.

(a)                                 Vesting and Settlement.  Except as otherwise provided in the Plan and this Agreement, and contingent upon the Participant’s continued employment with the

Company, [each Restricted Stock Unit Award shall vest and become non-forfeitable on the            anniversary][                   percent (      %) of the Restricted Stock Unit Award shall vest and become non-forfeitable on each of the first          anniversaries] of the Grant Date (the “Vesting Date”).  Upon the Vesting Date (and in no event later than March 15 of the year following the year in which the Restricted Stock Units vest), subject to the Participant’s satisfaction of the Tax Withholding requirements under Section 5, the Company shall (i) issue and deliver to the Participant one Share for each Restricted Stock Unit subject to the Restricted Stock Unit Award (the “RSU Shares”) (and, upon such settlement, the Restricted Stock Units shall cease to be credited to the Account) and (ii) enter the Participant’s name as a stockholder of record with respect to the RSU Shares on the books of the Company, provided, however, that the Committee, in its sole discretion, may elect to deliver cash in lieu of RSU Shares otherwise deliverable on such Vesting Date in an amount equal to the Fair Market Value of such Shares on the Vesting Date.

(b)                                 Restrictions.  The Restricted Stock Unit Award granted hereunder may not be sold, pledged or otherwise transferred (other than by will or the laws of descent and distribution) and may not be subject to lien, garnishment, attachment or other legal process.  The Participant acknowledges and agrees that, with respect to each Restricted Stock Unit credited to his/her Account, he/she has no voting rights with respect to the Company unless and until each such Restricted Stock Unit is settled in RSU Shares pursuant to Section 3(a) hereof.  In the event of Participant’s Termination at any time prior to the Vesting Date, the unvested Restricted Stock Units shall automatically be forfeited upon such Termination, unless otherwise provided herein.  Notwithstanding the foregoing, pursuant to Section 3.3(n) of the Plan, the Committee may accelerate the vesting of the Restricted Stock Unit Award.

4.                                      Change in Control.  At a time determined by the Committee prior to a Change of Control, all unvested Restricted Stock Units shall automatically become vested and shall be settled in accordance with Section 3(a).

5.                                      Tax Withholding.  The Participant shall be required to pay to the Company or any Affiliate, and the Company or any Affiliate shall have the right and is hereby authorized to withhold, from any cash, Shares, other securities or other property deliverable under the Restricted Stock Unit Award or from any compensation or other amounts owing to the Participant, the amount (in cash, Shares, other securities or other property) of any required withholding taxes in respect of the Restricted Stock Unit Award, or any payment or transfer under this Restricted Stock Unit Award or under the Plan and to take such other action as may be necessary in the opinion of the Committee or the Company to satisfy all obligations for the payment of such withholding and taxes. The Committee may permit the Participant to satisfy the withholding liability: (a) in cash, (b) by the delivery of Shares (which are not subject to any pledge or other security interest) owned by the Participant having a Fair Market Value equal to such withholding liability, (c) by having the Company withhold from the number of Shares otherwise issuable or deliverable pursuant to the settlement of the Restricted Stock Unit Award a number of

Shares with a Fair Market Value equal to such withholding liability (but no more than the minimum required statutory withholding liability), or (d) by a combination of such methods.

6.                                      Rights as Stockholder.  Upon and following the Vesting Date, the Participant shall be the record owner of the RSU Shares, if any, issued and delivered pursuant to such Vesting Date unless and until such shares are sold or otherwise disposed of, and as record owner shall be entitled to all rights of a common stockholder of the Company including, without limitation, voting rights, if any, with respect to the shares.  Prior to the Vesting Date, the Participant shall not be deemed for any purpose to be the owner of Shares subject to the Restricted Stock Unit Award.

7.                                      Compliance with Laws and Regulations. The issuance and transfer of Shares shall be subject to compliance by the Company and the Participant with all applicable requirements of securities laws and with all applicable requirements of any stock exchange on which the Company’s Shares may be listed at the time of such issuance or transfer.

8.                                      No Right to Continued Employment.  Nothing in this Agreement shall be deemed by implication or otherwise to impose any limitation on any right of the Company or any of its Affiliates to terminate the Participant’s employment at any time.

9.                                      General Assets.  All amounts credited to the Account under this Agreement shall continue for all purposes to be part of the general assets of the Company.  The Participant’s interest in the Account shall make the Participant only a general, unsecured creditor of the Company.

10.                               Notices.  Every notice or other communication relating to this Agreement shall be in writing, and shall be mailed to or delivered to the party for whom it is intended at such address as may from time to time be designated by it in a notice mailed or delivered to the other party as herein provided; provided, that, unless and until some other address be so designated, all notices or communications by the Participant to the Company shall be mailed or delivered to the Company at its principal executive office, and all notices or communications by the Company to the Participant may be given to the Participant personally or may be mailed to him/her at his/her address as recorded in the records of the Company.

11.                               Bound by Plan.  By signing this Agreement, the Participant acknowledges that he/she has received a copy of the Plan and has had an opportunity to review the Plan and agrees to be bound by all of the terms and provisions of the Plan.

12.                               Beneficiary.  The Participant may file with the Committee a written designation of a beneficiary on such form as may be prescribed by the Committee and may, from time to time, amend or revoke such designation.  If no designated beneficiary survives the Participant, the executor or administrator of the Participant’s estate shall be deemed to be the Participant’s beneficiary.

13.                               Successors.  The terms of this Agreement shall be binding upon and inure to the benefit of the Company, its successors and assigns, and on the Participant and the beneficiaries, executors and administrators, heirs and successors of the Participant.

14.                               Amendment of Restricted Stock Unit Award.  Subject to Section 15 of this Agreement, the Committee at any time and from time to time may amend the terms of this Restricted Stock Unit Award; provided, however, the Participant’s rights under this Restricted Stock Unit Award shall not be materially and adversely affected by any such amendment without the Participant’s consent.

15.                               Adjustments.  This Restricted Stock Unit Award is subject to adjustment pursuant to Section 15.2 of the Plan.

16.                               Interpretation.  Any dispute regarding the interpretation of this Agreement shall be submitted by the Participant or the Company to the Committee for review.  The resolution of such a dispute by the Committee shall be binding on the Company and the Participant.

17.                               Severability.  Every provision of this Agreement is intended to be severable and any illegal or invalid term shall not affect the validity or legality of the remaining terms.

18.                               Headings.  The headings of the Sections hereof are provided for convenience only and are not to serve as a basis for interpretation of construction, and shall not constitute a part of this Agreement.

19.                               Tax Consequences.  The Participant acknowledges that there my be adverse tax consequences upon the payment of the Restricted Stock Units or disposition of any Shares received upon vesting, and that the Participant should consult a tax advisor before such time.  The Participant agrees to sign such additional documentation as the Company may reasonably require from time to time.

20.                               Signature in Counterparts.  This Agreement may be signed in counterparts, each of which shall be deemed an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

[SIGNATURE PAGE FOLLOWS]

EXECUTED, as of the date set forth below.

GOLFSMITH INTERNATIONAL HOLDINGS, INC.

By:
Name:
Title:
Date:

PARTICIPANT

By:
Name:
Date: